SCHEDULE 14C

                                 (RULE 14C-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION

                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934
                           (Amendment No. __________)

Check the appropriate box:

|X|   Preliminary information statement
|_| Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2)).
|_|   Definitive information statement

                           NEVADA HOLDING GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (check the appropriate box):

|_|   No fee required

|X|   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

            Common
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      (2)   Aggregate number of securities to which transaction applies:

            108,000,000
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      (3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

            $.001 per share (par value) per Rule 0-11(4)
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      (4)   Proposed maximum aggregate value of transaction:

            $108,000
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      (5)   Total fee paid:

            $21.60
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|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:

            --------------------------------------------------------------------

      (2)   Form, Schedule or Registration Statement No.:

            --------------------------------------------------------------------

      (3)   Filing Party:

            --------------------------------------------------------------------

      (4)   Date Filed:

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

                           NEVADA HOLDING GROUP, INC.
                           4729 Lomas Sante Fe Street
                            Las Vegas, NV 89147-6028
                               Tel: (702) 220-3120
                               Fax: (702) 220-4332

                              INFORMATION STATEMENT
                           AND NOTICE OF ACTIONS TAKEN
                 BY WRITTEN CONSENT OF THE MAJORITY STOCKHOLDERS

                  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
                        REQUESTED NOT TO SEND US A PROXY


GENERAL INFORMATION

      This information is being provided to the shareholders of NEVADA HOLDING GROUP, Inc. (the "Company"), in connection with our prior receipt by written consent, in lieu of a special meeting, of the holders of a majority of our common stock which approved the following actions:

1. The acquisition, subject to the appropriate due diligence and the required approval of both the SEC and the Nevada Commission of Post-Secondary Education, of GREEN VALLEY GAMING ENTERPRISES, INC., a Nevada corporation, via the issuance of 108,000,000 shares of restricted stock in exchange for all of the issued and outstanding shares of GREEN VALLEY GAMING ENTERPRISES, INC.

2. Amending Article 1. NAME OF CORPORATION of the Articles of Incorporation to change the corporation name to "GREEN VALLEY GAMING ENTERPRISES, INC."

3. Amending Article 3. SHARES of the Articles of Incorporation to increase the authorized number of common shares to 200,000,000 at a par value of $0.001 per share.

4. Amending Article 6. OTHER MATTERS of the Articles to read: "The Corporation shall have the immediate and absolute right to purchase the total amount of shares owned by any person or other entity deemed undesirable by any gaming regulatory authority for the par value of the stock $0.001 per share. This right cannot be waived or canceled for any purpose and shall extend to any and all owners or subsequent owners of the stock of the Corporation no matter how such stock was obtained.


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

5.    The appointment of the following director of the corporation:

      1.    LORETTA J. LISOWSKI

      The shareholders holding shares representing 55.03% of the votes entitled to be cast at a meeting of the Company's shareholders, consented in writing to the proposed actions.

      The Company's Board of Directors approved these actions on January 31, 2003 and recommended that the Articles of Incorporation be amended in order to effectuate the increase in common share capital, that the acquisition be approved and the stock issued therefore and that the corporation name be changed pursuant to the acquisition.

      The elimination of the need for a special meeting of the shareholders to approve the amendment is authorized by Section 78.320.2 of the Nevada Revised Statutes (the "Nevada Law"). This Section provides that "Unless otherwise provided in the articles of incorporation or the bylaws, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required." According to this Section of the Nevada Law, a majority of the votes entitled to be cast on the amendment by any voting group is required in order to amend the Company's Articles of Incorporation. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the amendment as early as possible in order to accomplish the purposes of the Company, the Board of Directors of the Company voted to utilize the written consent of the majority shareholders of the Company.

      The date on which this Information Statement was first sent to the shareholders is on or about March ____, 2003. The record date established by the Company for purposes of determining the number of outstanding shares of voting capital stock of the Company was January 28, 2003 (the "Record Date").

OUTSTANDING VOTING STOCK OR THE COMPANY

      As of the Record Date, there were 9,754,400 Shares of Common Stock issued and outstanding. The Common Stock constitutes the outstanding class of voting securities of the Company. Each share of Common Stock entitles the holder to one
(1) vote on all matters submitted to the shareholders.


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

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following Table sets forth the Common Stock ownership information as of January 28, 2003, with respect to (i) each person known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (ii) each director of the Company, (iii) each person intending to file a written consent to the adoption of the amendment described herein, and (iv) all directors, executive officers and designated shareholders of the Company as a group. This information as to beneficial ownership was furnished to the Company by or on behalf of each person named.

                                                         Shares         Percent
                                                  Beneficially Owned    of Class
                                                  ------------------    --------

1. Melanie S. Meinders (1)(2)                          1,550,000         15.88%

2. Charles E. Jordan, Sr. (1)(2)                       1,150,000         11.78%

3. Thomas R. Meinders (2)                                800,000          8.20%

4. Budd M. Morris (2)                                    400,000          4.10%

5. Eugene V. Doty (2)                                    300.000          3.08%

6. Dennis C. Berglund and
   Sherry J. Berglund J/T (2)                            350,000          3.59%

7. James W. Dunn (2)                                     242,500          2.49%

8. Joseph Marshall (2)                                   100,000          1.03%

9. Wayne Sparks and
   Carol Sparks J/T (2)                                  100,000          1.03%

10. Venture Funding Group, Inc. (2)                      100,000          1.03%

11. Betty Goodman (2)                                     50,000          0.51%

12. Lisa M. Blecha (2)                                    50,000          0.51%

13. Lincoln Leong and
    Kit Fong Leong C/P (2)                                30,000          0.31%

14. Wayne Sparks                                         145,000          1.49%

(1) Director and Officer
(2) Consenting shareholder


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

PURPOSE AND EFFECT ON INCREASE NUMBER OF AUTHORIZED SHARES

      The Board of Directors believes by increasing the number of authorized shares it will give the Company added flexibility to enhance its capitalization.

      In making this decision, the Board of Directors was principally influenced by the need that at sometime in the future, the Company may need to seek additional equity capital in order to expand its operations. In addition, such shares could be used for acquisitions beneficial to the Company. The additional number of authorized shares will give the Company added flexibility to utilized these common shares to help it finance and capitalize the Company.

      Given these considerations, the Board of Directors has decided that it would be in the best interests of the Company and its stockholders for the Company to increase its $0.001 par value, authorized common shares to 200,000,000 shares of Common Stock.

PURPOSE AND EFFECT OF APPROVAL OF ACQUISITION AND ISSUANCE OF SHARES THEREUNDER

      The Board of Directors believes that the acquisition of GREEN VALLEY ENTERPRISES, INC. ("Green Valley") will enhance shareholder value and increase revenue and profitability.

      Green Valley Gaming Enterprises, Inc., a Nevada corporation was incorporated under the laws of the State of Nevada on November 19, 1997, as amended. The Company is a holding company consisting of two (2) wholly owned subsidiaries: (i) Green Valley Gaming Supply, Inc., a Nevada corporation and
(ii) Green Valley School of Gaming, Inc., a Nevada corporation. Each supplies their respective rapid-growth industries with their unique needs.

      Green Valley School of Gaming, Inc. was incorporated under the laws of the State of Nevada on August 10, 1998. Green Valley School of Gaming opened its doors in the fall of 1998. The school has been licensed by the State of Nevada's Postsecondary School of Education to train certified slot technicians. Over a six (6) week period, students learn all the facets of slot repair, maintenance and how to work with the progressive systems.

      Green Valley School of Gaming, Inc. is licensed in the State of Nevada to offer Gaming Machine Repair - Slot Technician 1, Gaming Machine Repair - Slot Technician 2 - Bench Technician, Gaming Machine Repair, Slot Technician 3 - Board Technician, Surveillance and Casino Table Games at the Las Vegas location.


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

      Green Valley School of Gaming is primarily governed by Nevada Revised Statues Chapter 394. NRS 394.383 creates the Commission on Postsecondary Education, which licenses, establishes minimum criteria for, and enforces regulations that govern Private Postsecondary Educational Institutions. The general provisions that directly govern Private Postsecondary Educational Institutions are described within NRS 394.300 through 394.685. These provisions include guidelines for record keeping, personnel requirements advertising practices.

      The technology in the gaming industry is ever changing an to keep up with those changes, casinos will need to provide re-training for all of their slot technicians. Green Valley School of Gaming will be offering four-day seminars on an annual basis. These seminars will be held in Las Vegas or will go to various locations and casinos.

      Given these considerations, the Board of Directors has decided that it is in the best interests of the Company and the stockholders to:

1.    Approve the acquisition agreement with GREEN VALLEY ENTERPRISES, INC.

2.    Issue the 108,000,000 shares required to be exchanged thereunder.

PURPOSE AND EFFECT OF ELECTION OF NEW BOARD OF DIRECTORS

      The Board of Directors believes it would be beneficial to elect a new director more in accord with the Company's new business plan. The proposed director is:

Loretta J. Lisowski - Mrs. Lisowski has been the Chairman of the Board, Chief Executive Officer and President of Green Valley since it was founded. Mrs. Lisowski has been the Chairman of the Board and President of Green Valley School of Gaming, Inc. since it was founded. Mrs. Lisowski has been the Chairman of the Board and President of Green Valley Gaming Supply, Inc. since it was founded. Mrs. Lisowski has been the Chairman of the Board and President of Green Valley Gaming, Inc. since it was founded. Mrs. Lisowski was born in Milwaukee, Wisconsin and is a graduate of St. Mary's Academy. Mrs. Lisowski has been in the food, beverage and/or gaming industry all of her adult life, both in Wisconsin and Nevada.


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

CONCLUSION

      As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the amendment, acquisition and new member of the Board of Directors. Your consent to these items is not required and is not being solicited in connection with this action. This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.


WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY


DATE: February 21, 2003                   For the board of Directors of
                                          NEVADA HOLDING GROUP, INC.


                                       BY: /s/ Melanie S. Meinders
                                           -----------------------------------
                                           MELANIE S. MEINDERS
                                           Chief Executive Officer and
                                           President


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